EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-8 No. 333-192277) pertaining to the 2000 Stock Option Incentive Plan, the 2003 Equity Incentive Plan, and 2013 Equity Incentive Plan of MacroGenics, Inc.;

2)	Registration Statements (Form S-8 No. 333-202470 and Form S-8 No. 333-209812) pertaining to the 2013 Equity Incentive Plan of MacroGenics, Inc.;

3)	Registration Statement (Form S-8 No. 333-214386) pertaining to the 2016 Employee Stock Purchase Plan of MacroGenics, Inc.

4)	Registration Statements (Form S-3 No. 333-200092 and Form S-3 ASR No. 333-214385) of MacroGenics, Inc.
of our reports dated February 27, 2018, with respect to the consolidated financial statements of MacroGenics, Inc. and the effectiveness of internal control over financial reporting of MacroGenics, Inc. included in this Annual Report (Form 10-K) of MacroGenics, Inc. for the year ended December 31, 2017.
/s/ Ernst & Young LLP
Baltimore, Maryland
February 27, 2018